As filed with the Securities and Exchange Commission on February 28, 1996
                          Registration No. 33-

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                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                  ------------------------------------

                                FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933

                    ------------------------------------


                              AFLAC INCORPORATED
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       GEORGIA                                             58-1167100
------------------------                             ----------------------
(State of incorporation)                             (IRS Employer
                                                     Identification Number)


                          Worldwide Headquarters
                            1932 Wynnton Road
                         Columbus, Georgia  31999
           -----------------------------------------------------
           (Address of principal executive offices and zip code)

             AFLAC INCORPORATED AMENDED 1985 STOCK OPTION PLAN
        formerly, AMERICAN FAMILY CORPORATION STOCK OPTION PLAN (1985)
        --------------------------------------------------------------
                           (Full title of the plan)

                             Martin A. Durant, III
                  Senior Vice President, Corporate Services
                               AFLAC Incorporated
                             Worldwide Headquarters
                 1932 Wynnton Road,  Columbus, Georgia  31999
                 --------------------------------------------
                   (Name and address of agent for service)

                               (706) 323-3431
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

The Securities and Exchange Commission is requested to send copies of all communication and notice to:

                           MICHAEL P. ROGAN, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom
                         1440 New York Avenue, N.W.
                          Washington, D.C.  20005
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
                                 - ii -

                     CALCULATION OF REGISTRATION FEE


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                                   Proposed        Proposed
Title of                           Maximum         Maximum
Securities        Amount           Offering        Aggregate     Amount of
to be             to be            Price           Offering      Registra-
Registered        Registered (1)   Per Share (2)   Price         tion Fee
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Common Stock,     1,195,000         $48.75        $58,256,250   $20,088.50
$.10 par value    shares
("Common Stock")

     (1) There is also being registered hereunder such additional number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Stock Option Plan.

     (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) and based on the average of the high and low prices for the Common Stock as reported in the consolidated reporting system as of February 23, 1996.

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
                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     AFLAC Incorporated ("AFLAC") hereby incorporates the following documents into this Registration Statement by reference:

     a. The contents of the earlier Registration Statements on Form S-8, registration number 33-44720, for the AMERICAN FAMILY CORPORATION STOCK OPTION PLAN (1985);

     b. AFLAC's Annual Report on Form 10-K for the year ended December 31, 1994, filed electronically with the Securities and Exchange Commission (the "SEC") on March 28, 1995;

     c. AFLAC's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995, and September 30, 1995;

     d. all other reports filed by AFLAC pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934 (the "Exchange Act") since December 31, 1994;

     e. the description of the Common Stock contained in a registration statement filed under the Exchange Act, and any amendments or reports filed with the SEC for the purpose of updating such description.

     In addition, all documents subsequently filed by AFLAC Incorporated pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under the Stock Option Plan have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


Item 8.   Exhibits

     Number                           Description
    --------                      -------------------
       5.1                     Opinion of Joey M. Loudermilk, General
                               Counsel, AFLAC Incorporated

      15                       Letter of KPMG Peat Marwick, Re:
                               Unaudited Interim Financial Statements

      23.1                     Consent of KPMG Peat Marwick

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on February 23, 1996.


                                    AFLAC INCORPORATED



Dated February 23, 1996             By:  /s/ Daniel P. Amos
                                        ----------------------------------
                                          Daniel P. Amos
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date
   ---------------             -----------                 ----------

/s/ Daniel P. Amos            Chief Executive             February 23, 1996
-------------------------       Officer and Vice          -----------------
Daniel P. Amos                  Chairman of the
                                Board


/s/ Kriss Cloninger, III      Executive Vice              February 23, 1996
-------------------------       President,                -----------------
Kriss Cloninger, III            Treasurer and
                                Chief Financial
                                Officer


/s/ Martin A. Durant, III     Senior Vice                 February 23, 1996
-------------------------       President,                -----------------
Martin A. Durant, III           Corporate Services


/s/ Paul S. Amos              Chairman of                 February 23, 1996
-------------------------       the Board                 -----------------
Paul S. Amos


/s/ J. Shelby Amos, II        Director                    February 23, 1996
-------------------------                                 -----------------
J. Shelby Amos, II


                              Director                    February 23, 1996
-------------------------                                 -----------------
Michael H. Armacost


/s/ M. Delmar Edwards, M.D.   Director                    February 23, 1996
-------------------------                                 -----------------
M. Delmar Edwards, M.D.


/s/ George W. Ford, Jr.       Director                    February 23, 1996
------------------------------                            -----------------
George W. Ford, Jr.


                              Director                    February 23, 1996
-------------------------                                 -----------------
Cesar E. Garcia


/s/ Joe Frank Harris          Director                    February 23, 1996
-------------------------                                 -----------------
Joe Frank Harris

                              Director                    February 23, 1996
-------------------------                                 -----------------
Elizabeth J. Hudson


                              Director                    February 23, 1996
-------------------------                                 -----------------
Kenneth S. Janke, Sr.


                              Director                    February 23, 1996
-------------------------                                 -----------------
Charles B. Knapp


                              Director                    February 23, 1996
-------------------------                                 -----------------
Hisao Kobayashi


                              Director                    February 23, 1996
-------------------------                                 -----------------
Yoshiki Otake


/s/ E. Stephen Purdom         Director                    February 23, 1996
-------------------------                                 -----------------
E. Stephen Purdom


/s/ Barbara K. Rimer          Director                    February 23, 1996
-------------------------                                 -----------------
Barbara K. Rimer


/s/ Henry C. Schwob           Director                    February 23, 1996
-------------------------                                 -----------------
Henry C. Schwob


/s/ J. Kyle Spencer           Director                    February 23, 1996
-------------------------                                 -----------------
J. Kyle Spencer


/s/ Glenn Vaughn, Jr.         Director                    February 23, 1996
-------------------------                                 -----------------
Glenn Vaughn, Jr.

                                 EXHIBIT INDEX


   NUMBER                                 DESCRIPTION
------------                        -----------------------

    5.1                  Opinion of Joey M. Loudermilk, General Counsel,
                          AFLAC Incorporated


   15                    Letter of KPMG Peat Marwick,
                          Re:  Unaudited Interim Financial Statements


   23.1                  Consent of KPMG Peat Marwick